UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 7, 2020

Date of Report (date of earliest event reported)

December 7, 2020

J. C. PENNEY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 431-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on May 15, 2020, J. C. Penney Company, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) commenced voluntary cases under chapter 11 of title 11 of the United States Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

Also as previously reported, on June 8, 2020, J. C. Penney Corporation, Inc. (“JCP”), as borrower, the Company and certain of its subsidiaries (together with JCP and the Company, the “Credit Parties”), as guarantors, entered into a Superpriority Senior Secured Debtor-In-Possession Credit and Guaranty Agreement (the “DIP Credit Agreement”) with the financial institutions identified therein as lenders (the “DIP Lenders”), GLAS USA LLC, as administrative agent, and GLAS Americas LLC, as collateral agent. Capitalized terms used, but not otherwise defined, in this Item 1.01 have the meanings given to them in the DIP Credit Agreement.

In connection with the consummation of the OpCo 363 Sale (as defined below), on December 7, 2020, the Credit Parties and the DIP Lenders (other than Non-Voting Roll-Up Lender with respect to Non-Voting Roll-Up Loans) entered into a Limited and Specific Waiver to the DIP Credit Agreement (the “DIP Credit Agreement Waiver”) to, among other things, (i) extend the maturity of the DIP Credit Agreement to April 1, 2021, (ii) waive certain reporting requirements of the Company and JCP thereunder, (iii) eliminate certain other covenants no longer applicable to the Credit Parties, (iv) waive any accrual of any interest on the loans under the DIP Credit Agreement from and after December 7, 2020 (the “Effective Date”), and (v) waive any defaults or events of default, including those that may be deemed to arise as a result of the consummation of the OpCo 363 Sale, that may have arisen on or prior to the Effective Date, in each case, subject to the terms and conditions set forth therein. The foregoing description of the DIP Credit Agreement Waiver does not purport to be complete and is qualified in its entirety by reference to the copy of the DIP Credit Agreement Waiver filed herewith as Exhibit 10.1 and incorporated herein by reference

In addition, on December 7, 2020, in connection with the consummation of the OpCo 363 Sale, JCP and certain of the Company’s other subsidiaries entered into the Master Leases (as defined below) and the Company entered into the Transition Services Agreement (as defined below). The information under Item 2.01 below with respect to the Master Leases and the Transition Services Agreement is incorporated by reference into this Item 1.01. The description of the Master Leases and the Transition Services Agreement do not purport to be complete. The description of the Master Leases is qualified in its entirety by reference to the copies of the Store Master Lease and DC Master Lease (each as defined below) filed herewith as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference. The description of the Transition Services Agreement is qualified in its entirety by reference to the copy of the Transition Services Agreement filed herewith as Exhibit 10.4 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported, on October 28, 2020, the Company, together with certain of its subsidiaries (collectively, the “Sellers”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Copper Retail JV LLC, an entity formed by and under the joint control of Simon Property Group, L.P. and Brookfield Asset Management Inc. (“OpCo Purchaser”), and Copper Bidco LLC, an entity that is controlled by the DIP Lenders and the other holders of the Debtors’ first lien debt (“PropCo Purchaser” and, together with OpCo Purchaser, the “Purchasers”). Pursuant to the Asset Purchase Agreement, as part of a credit bid by GLAS USA LLC, as administrative agent under the DIP Credit Agreement, and Wilmington Trust, National Association, as first lien agent, at the direction of a majority of the Debtors’ first lien creditors, the Purchasers agreed to acquire substantially all of the Sellers’ assets and assume certain of the Sellers’ obligations associated with the purchased assets.

Pursuant to the terms of the Asset Purchase Agreement, on December 7, 2020, the Sellers completed their sale (the “OpCo 363 Sale”) to one or more newly formed subsidiaries of OpCo Purchaser (collectively, the “Opco”) of substantially all of the retail and operating assets (other than the PropCo Properties described below) of the Company and its subsidiaries (collectively, the “Company Parties”). Pursuant to the OpCo 363 Sale, OpCo Purchaser also assumed certain liabilities related to such assets. The Sellers received, among other things, a cash payment of approximately $1 billion (which amount is subject to post-closing adjustments) and a portion of the credit bid (which portion PropCo Purchaser assigned to OpCo Purchaser for certain consideration set forth in the Asset Purchase Agreement immediately prior to the consummation of the OpCo 363 Sale). The OpCo 363 Sale was conducted under the provisions of Section 363 of the Bankruptcy Code and approved by the Bankruptcy Court. The Company anticipates that there will be no proceeds from the OpCo 363 Sale available for distribution to the Company’s common stockholders.

Pursuant to the Asset Purchase Agreement, the Debtors, on behalf of PropCo Purchaser, will form a trust and separate property holding companies (the “PropCos”), to be owned by such trust through which PropCo Purchaser will acquire certain of the Company Parties’ owned and ground leased real estate assets consisting of 160 retail stores (the “Stores”) and all six of its owned distribution centers (the “DCs” and, together with the Stores, the “PropCo Properties”) for the benefit of the Lenders. Such acquisition by PropCo Purchaser (the “PropCo Sale”) is subject to specified closing conditions and is expected to be consummated in 2021.

In connection with the consummation of the OpCo 363 Sale and pursuant to the Asset Purchase Agreement, on December 7, 2020, to provide for OpCo’s use of the PropCo Properties, (i) JCP, J. C. Penney Properties, LLC and JCPenney Puerto Rico, Inc., collectively as landlord, and Penney Tenant I LLC, a subsidiary of OpCo Purchaser, as tenant, entered into a “triple-net” master lease (the “Store Master Lease”), pursuant to which the tenant will lease the Stores, and (ii) JCP and J. C. Penney Properties, LLC, collectively as landlord, and Penney Tenant II LLC, a subsidiary of OpCo Purchaser, as tenant, entered into a “triple-net” master lease (the “DC Master Lease”

and, together with the Store Master Lease, the “Master Leases”), pursuant to which the tenant will lease the DCs. The Master Leases have an initial term of 20 years, followed by five option periods of five years each. The initial base rent for the Store Master Lease is approximately $121.2 million per year and is subject to adjustments set forth therein, and the initial base rent for the DC Master Lease is approximately $35.4 million per year and is subject to adjustments set forth therein. Pursuant to the Asset Purchase Agreement, in connection with the consummation of the PropCo Sale, the Master Leases will be assigned to the PropCos.

Also in connection with the consummation of the OpCo 363 Sale and pursuant to the Asset Purchase Agreement, on December 7, 2020, the Company entered into a Transition Services Agreement (the “Transition Services Agreement”) with Penney Borrower LLC, a subsidiary of OpCo Purchaser. Pursuant to the Transition Services Agreement, Penney Borrower LLC will provide the Company with specified corporate, accounting, treasury, tax, financial reporting and other administrative services, which had previously been provided by the Company Parties’ employees in the ordinary course of business, during the course of the Company’s wind-down and on the terms and for the fees set forth therein.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Asset Purchase Agreement filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The Company is currently unable in good faith to make a determination of an estimate or range of estimates required to be disclosed by paragraph (b), (c) or (d) of Item 2.05 of Form 8-K with respect to the OpCo 363 Sale or the PropCo Sale.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2020, in connection with the consummation of the OpCo 363 Sale on such date and not as the result of any disagreement with the Company or the Company’s Board of Directors (the “Board”), on any matter relating to the Company’s operations, policies or practices, Jill Soltau resigned from the Board, and the following named executive officers of the Company resigned from their respective positions with the Company: Brynn Evanson, Executive Vice President, Chief Human Resources Officer, and Michelle Wlazlo, Executive Vice President, Chief Merchandising Officer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the OpCo 363 Sale on December 7, 2020, and effective on such date, the Board approved an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”) to (i) reduce the minimum number of directors for the Board from three to one, (ii) no longer require the principal officers of the Company to include a Chairman of the Board, and (iii) remove ownership of the Company’s stock as a pre-requisite to being a member of the Board.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the copy of the Amended and Restated Bylaws filed herewith as Exhibit 3.1 and incorporated herein by reference.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Debtors’ claim agent, Prime Clerk, at http://www.cases.primeclerk.com/JCPenney.

Cautionary Statement Regarding Forward-Looking Information

The Company has included statements in this Current Report on Form 8-K that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect” and similar expressions identify forward-looking statements. Forward-looking statements are based only on the Company’s current assumptions and views of future events. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control. Those risks and uncertainties include, but are not limited to, risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the ability of the Company to consummate a plan of reorganization; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s reorganization, on the Company’s liquidity; the effects of the Chapter 11 Cases on the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; conditions to which any debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside the Company’s control; the ability of the parties to the Asset Purchase Agreement to consummate the remaining transactions contemplated therein; and legal and regulatory proceedings. Please refer to the Company’s Annual Report on Form 10-K for the year ended February 1, 2020, and Quarterly Reports on Form 10-Q filed subsequently thereto, for a further discussion of risks and uncertainties. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to it and speaks only as of the date on which such statement is made. The Company does not undertake to update these forward-looking statements as of any future date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit 2.1*	Asset Purchase Agreement (incorporated by reference to Exhibit 2.1 to Form 8-K filed on November 3, 2020)

	Exhibit 3.1	Amended and Restated Bylaws

	Exhibit 10.1	DIP Credit Agreement Waiver

	Exhibit 10.2*	Store Master Lease

	Exhibit 10.3*	DC Master Lease

	Exhibit 10.4*	Transition Services Agreement

	Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*

Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Bill Wafford
Bill Wafford
Executive Vice President, Chief Financial Officer

Date: December 8, 2020